EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Multi-Color Corporation of our report dated September 7, 2017 relating to the financial statements of the Labels division of Constantia Flexibles Group GmbH, Vienna, which appears in Multi-Color Corporation’s Current Report on Form 8K/A dated November 7, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Alexandra Rester

Austrian Certified Public Accountant

PwC Wirtschaftsprüfung GmbH

Vienna, Austria

February 9, 2018